SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

CAPITAL PRODUCT PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

3, Iassonos Street
Piraeus, Athens, 18537 GR
Republic of the Marshall Islands	+30 210 458 4950	N/A
(State or other jurisdiction of incorporation or organization)	(Address and telephone number of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011
212-894-8400
(Name, address and telephone number of agent for service)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-141422

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Common Units representing limited partner interests	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the Common Units representing limited partner interests in the Registrant is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-141422), filed with the Securities and Exchange Commission on March 19, 2007, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statements”), which description is incorporated herein by reference.

Item 2.                    Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12 (g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL PRODUCT PARTNERS L.P.,

By:	Capital GP L.L.C., its general partner
By:	Capital Maritime & Trading Corp. the Sole Member of Capital GP L.L.C.

/s/ Ioannis E. Lazaridis

Name: Ioannis E. Lazaridis
Title: Chief Financial Officer of Capital Maritime & Trading Corp.

Dated:  March 20, 2007